Exhibit 10.14

FORM OF

HAYNES INTERNATIONAL, INC.

AMENDED AND RESTATED STOCK OPTION PLAN

As adopted by the Board of Directors as of November 7, 2005.

The Board of Directors of Haynes International, Inc. (the “Company”) has determined that the best interests of the Company will be served by making available to eligible employees and directors of the Company and its Subsidiaries a means to acquire shares of the Company’s common stock (the “Shares”) through the granting of stock options.  The Haynes International, Inc. Stock Option Plan (the “Plan”) is intended to promote the growth of the Company and its shareholders by attracting and motivating key employees and directors whose efforts are deemed worthy of encouragement through the incentive effects of stock options.

The Shares purchased pursuant to the Plan shall be subject to certain restrictions, the details of which are set forth below.  There is currently no public market for the Shares.  The future market price, if any, of the Shares may be highly volatile depending on a number of factors.  In addition, the ownership of the Company represented by Options may be diluted by the future issuances of Shares or convertible securities.

Accordingly, the Company’s Board of Directors adopts this Plan in accordance with the Plan of Reorganization (as defined below), effective as of the Effective Date.

1.             DEFINITIONS.  For purposes of the Plan, the following terms, when capitalized, shall have the meaning set forth below:

(a)           “Board” or “Board of Directors” means the board of directors of the Company.

(b)           “CEO” means the Chief Executive Officer of the Company.

(c)           “Code” means the Internal Revenue Code of 1986, as amended.

(d)           “Committee” means the Compensation Committee of the Board, and the composition of the Committee shall be governed by the Compensation Committee Charter as adopted by the Board and as amended from time to time.

(e)           “Company” means Haynes International, Inc.

(f)            “Director” means any person serving on the Board of Directors of the Company.

(g)           “Disability” means total and permanent disability as defined in the Haynes International Inc. Pension Plan.

(h)           “Discretionary Participant” means any additional Participant as may be designated on a limited basis by the Committee upon the recommendation of the CEO to accommodate new hires, promotions and other similar circumstances.

(i)            “Effective Date” has the meaning set forth in the Plan of Reorganization.

(j)            “Employee” means any person, including officers, employed by the Company or any Subsidiary.  The payment of a director’s fee by the Company shall not be sufficient to constitute employment by the Company.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)            “Executive” means executives occupying the management positions listed on EXHIBIT A attached hereto.

(m)          “Fair Market Value” per share as of a particular date means the last reported sale price (on the day immediately preceding such date) of the Shares quoted on the NASDAQ National Market or the NASDAQ SmallCap Market (or any other exchange or national market system upon which price quotations for the Shares are regularly available); provided, however, if price quotations for the Shares are not regularly available on any exchange or national market system, Fair Market Value per share shall mean, as of any date, the fair market value of such Shares on such date as determined in good faith by the Board or Committee.

(n)           “Good Reason” means the occurrence of any of the following actions or failures to act, but in each case only if it is not consented to by the Optionee in writing: (a) a material adverse change in the Optionee’s duties, reporting responsibilities, titles or elected or appointed offices as in effect immediately prior to the effective date of such change; (b) a material reduction by the Company in the Optionee’s base salary or annual bonus opportunity in effect immediately prior to the effective date of such reduction, not including any reduction resulting from changes in the market value of securities or other instruments paid or payable to the Optionee; (c) solely in the case of the CEO, any change of more than fifty (50) miles in the location of the principal place of employment of the CEO immediately prior to the effective date of such change.  For purposes of this definition, none of the actions described in clauses (a) and (b) above shall constitute “Good Reason” with respect to the Optionee if it was an isolated and inadvertent action not taken in bad faith by the Company and if it is remedied by the Company within thirty (30) days after receipt of written notice thereof given by the Optionee (or, if the matter is not capable of remedy within thirty (30) days, then within a reasonable period of time following such thirty (30) day period, provided that the Company has commenced such remedy within said thirty (30) day period); provided that “Good Reason” shall cease to exist for any action described in clauses (a) and (b) above on the sixtieth (60th) following the later of the occurrence of such action or the Optionee’s knowledge thereof, unless the Optionee has given the Company written notice thereof prior to such date.

(o)           “New Common Stock” has the meaning set forth in the Plan of Reorganization.

(p)           “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3 and who is also an “outside director” within the meaning of Section 162(m) of the Code.

(q)           “Option” means any stock option issued pursuant to the Plan.  Options will be “Nonqualified Options” which are defined as options not intended to meet the requirements of Section 422 of the Code.

(r)            “Option Agreement” means the written agreement by and between the Participant and the Company setting forth the terms and conditions of an Option.  Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

(s)           “Optionee” means the holder of an outstanding Option granted under the Plan.

(t)            “Participant” means the CEO, Executive, Non-Employee Director or Discretionary Participant who has entered into an Option Agreement with the Company pursuant to this Plan.

(u)           “Plan” means this Haynes International, Inc. Stock Option Plan as provided herein and as may be amended from time to time.

(v)           “Plan of Reorganization” means the First Amended Plan of Reorganization for the Company that was filed with the United States Bankruptcy Court Southern District Indianapolis Division and approved on August 16, 2004.

(w)          “Retirement” means in the case of the CEO, a resignation by the CEO after having reached age fifty-five (55), but in no event prior to September 30, 2007, and, in the case of any other Participant, a resignation after reaching age fifty-five (55) and completing at least five (5) years of service with the Company, but in no event prior to September 30, 2007.

(x)            “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(y)           “Share” means a share of common stock of the Company authorized under the Plan of Reorganization, as may be adjusted in accordance with Section 5(b) below.

(z)            “Shares Outstanding” means the total number of Shares outstanding on a fully diluted basis, as reflected in the Company’s financial statements for purposes of determining earnings per share.

(aa)         “Subsidiary” and “Subsidiaries” used herein means a company or companies of which 80% or more of the total voting power of the equity of each such company and 80% or more of the total value of the equity of each such company are owned by the Company or a Subsidiary of the Company.

(bb)         “Terminated for Cause,” “Termination for Cause” or “Cause” means, (i) if the Optionee is a party to an employment or service agreement with the Company or its Subsidiaries and such agreement provides for a definition of Cause, the definition therein contained, or, (ii) if no such agreement exists, a termination by reason of the good faith determination of the Board that the Optionee (A) continually failed to substantially perform his duties with the Company (other than a failure resulting from the Optionee’s medically documented incapacity due to physical or mental illness), including, without limitation, repeated refusal to follow the reasonable directions of the Board, knowing violation of the law in the course of performance of the Optionee’s duties with the Company or a Subsidiary, repeated absences from work without a reasonable excuse, or intoxication with alcohol or illegal drugs while on the Company’s or a Subsidiary’s premises during regular business hours, (B) engaged in conduct which constituted a material breach of such Optionee’s employment agreement (if applicable), (C) was indicted (or equivalent under applicable law), convicted of or entered a plea of nolo contendere to the commission of a felony or crime involving dishonesty or moral turpitude, or (D) engaged in conduct which is demonstrably and materially injurious to the financial condition, business reputation, or otherwise of the Company or its Subsidiaries or affiliates, or (E) perpetuated a fraud or embezzlement against the Company or its Subsidiaries or affiliates, and in each case the particular act or omission was not cured, if curable, in all material respects by the Optionee within thirty (30) days after receipt of written notice from the Board, which shall set forth in reasonable detail the nature of the facts and circumstances which constitute “Cause;” provided, however, the Optionee shall not be deemed to have been Terminated for Cause unless there shall have been delivered to the Optionee a copy of a resolution duly adopted by the Board.  If the Company has reasonable belief that the Optionee has committed any of the acts described above, it may suspend the Optionee (with or without pay) while it investigates whether it has or could have Cause to terminate the Optionee.  The Company may terminate the Optionee for Cause prior to the completion of its investigation; provided, that, if it is ultimately determined that the Optionee has not committed an act which would constitute Cause, Optionee shall be treated as if he were terminated without Cause.

2.             ADMINISTRATION OF THE PLAN.

(a)           COMMITTEE.  The Plan shall be administered by the Committee.  The Committee shall have full authority to administer the Plan, authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Plan, or in order to conform to any regulation or to any change in any law or regulation applicable thereto.

(b)           ACTIONS OF THE COMMITTEE.  All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company, and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as

Directors, be fully protected to the extent permitted by law by the Company with respect to any such action, determination, or interpretation.

(c)           POWERS OF THE COMMITTEE.  Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to determine, upon review of the relevant information, the Fair Market Value of the Shares; (ii) to determine the persons to whom Options shall be granted, the time or times at which Options shall be granted, the number of Shares to be represented by each Option, and the exercise price per Share; (iii) to interpret the Plan; (iv) to prescribe, amend, and rescind rules and regulations relating to the Plan; (v) to accelerate or defer (with the consent of the Participant unless otherwise provided herein) the vesting of any Option; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board or the Committee; and (vii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

3.             ELIGIBILITY AND PARTICIPATION.

(a)           ELIGIBILITY.  Grants of Options shall be made to the CEO and the Executives in accordance with Exhibit A and, in the discretion of the Committee, may be made to any Non-Employee Director or any Discretionary Participant.

(b)           PARTICIPATION BY DIRECTOR.  Members of the Committee who are eligible either for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Committee and may be counted as part of an action by unanimous written consent during or with respect to which action is taken to grant Options to him or her.

4.             EXERCISE PRICE, CONSIDERATION AND FORM OF OPTION AGREEMENT.

(a)           EXERCISE PRICE.  The price to be paid for Shares upon the exercise of an Option (“exercise price”) shall be determined by the Committee at the time such Option is granted.

(b)           PAYMENT OF EXERCISE PRICE.  The exercise price shall be paid in full, at the time of exercise of the Option, (i) by personal or bank cashier’s check, (ii) if the Participant may do so without violating Section 16(b) or (c) of the Exchange Act, and subject to approval by the Committee, by tendering to the Company whole Shares owned by such Participant having a Fair Market Value at the time of exercise equal to the exercise price of the Shares to which the Option is being exercised, (iii) if the Participant may do so without violating Section 16(b) or (c) of the Exchange Act, and subject to approval by the Committee, by surrendering sufficient vested options based on the difference between the exercise price and the Fair Market Value at the time of exercise of the Shares to equal the exercise price of the Shares to which the Option is being exercised, or (iv) any combination of (i), (ii) or (iii).  Unless otherwise specifically provided in an Option Agreement, the purchase price of Shares acquired pursuant to an Option that is paid by delivery to the Company of other Shares or attestation of ownership thereof acquired, directly or indirectly from the Company, shall be paid only with Shares that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(c)           FORM OF OPTION AGREEMENT.  Each Option shall be evidenced by an Option Agreement specifying the number of Shares which may be purchased upon exercise of the Option and containing such terms and provisions as the Committee may determine, subject to the provisions of the Plan.

5.             SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a)           NUMBER.  Subject to adjustment as provided in paragraph (b) of this Section 5, the maximum aggregate number of Shares which may be issued pursuant to Options granted under the Plan shall not exceed one (1) million Shares.  To the extent any Option granted under the Plan shall for any reason expire or otherwise terminate or become unexercisable, in whole or in part, without having been exercised in full, the Shares not acquired under such Option shall revert to and thereafter be available for future grants under the Plan.

(b)           CAPITAL CHANGES.  In the event of any extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, spin-off, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event (an “Event”), and such Event affects the Shares such that an adjustment is reasonably determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may reasonably deem equitable, take action to make the appropriate adjustment, including, without limitation, adjusting any or all of the following: (i) the number and kind of Shares (or other securities or property) with respect to which Options may be granted or awarded; (ii) the number and kind of Shares (or other securities or property) subject to outstanding Options; and (iii) the grant or exercise price with respect to any Option; provided, however, that no Committee action under this Section 5(b) shall result in a reduction in the aggregate value of outstanding Options (whether or not vested) held by any Participant immediately prior to the Event.  The Committee’s determination under this Section 5(b) shall be final, binding and conclusive.  If any of the foregoing adjustments shall result in a fractional Share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional Share.

(c)           SALE PROTECTION.  In the event that the Company’s Shares are not readily traded on a national exchange or quotations system, and the Company is sold in a sale or merger, the Fair Market Value of the Shares received upon the exercise of each vested Option shall be the value per Share payable or used in such transaction.

(d)           TERMINATION OF OPTIONS. Unless otherwise provided in an Option Agreement and except in the case of a Change in Control (as defined below) which shall have the effect provided by Section 11, upon the occurrence of an Event or other corporate event or transaction in which outstanding Options are not to be assumed or otherwise continued following such an Event or other corporate event or transaction, the Committee may, in its discretion, terminate any outstanding Option without a Participant’s consent and (i) provide for the purchase of any such Option for an amount of cash equal to the positive amount (if any) that could have been attained upon the exercise of such Option or realization of the Participant’s rights had such Option been currently exercisable or payable or fully vested, net of the exercise price for such Option; and/or (ii) provide that such Option shall be exercisable (whether or not vested) as to all Shares covered thereby for at least thirty (30) days prior to such an Event or other corporate event or transaction.

(e)           FUTURE TRANSACTIONS.  The existence of the Plan, any Option Agreement and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

6.             EXERCISE OF STOCK OPTIONS.

(a)           VESTING.  Except as provided otherwise in this Plan or the applicable Option Agreement, each Option shall become vested and exercisable in three (3) equal installments such that the Option may be exercised as to Shares covered by the first installment from and after the first anniversary of the date of the grant of the Option, with the second and third installments becoming vested and exercisable on the two succeeding anniversary dates.  Except as provided herein, or except as specifically restricted by the Committee, any Option may be exercised in whole at any time or in part at any time to the extent that such Shares under the Option are then vested and exercisable.  In no event, however, may any Option be exercised after the expiration of its exercise period, as described in Section 6(b), below.

(b)           EXERCISE PERIOD.  Notwithstanding any provision herein to the contrary, any Option granted pursuant to this Plan shall expire, to the extent not exercised, no later than the tenth (10th) anniversary of the date on which it was granted.  Such time or times shall be set forth in the Option Agreement evidencing such Option.

(c)           NOTICE OF EXERCISE.  A Participant electing to exercise an Option shall give written notice to the Company, as specified by the Option Agreement, of his election to purchase a specified number of Shares.  Such notice shall be accompanied by the instrument evidencing such Option and any other documents required by the Company, and payment of the exercise price of the Shares the Participant has elected to purchase.  If the notice of election to exercise is given by the executor or administrator of a deceased Participant, or by the person or persons to whom the Option has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company will be under no obligation to deliver Shares pursuant to such exercise unless and until the Company is satisfied that the person or persons giving such notice is or are entitled to exercise the Option.

(d)           TERMINATION OF EMPLOYMENT WITHOUT CAUSE OR FOR GOOD REASON.

(i)            Unless specifically provided otherwise in the Option Agreement, if the CEO’s employment is Terminated without Cause by the Company or by the CEO for Good Reason during the term of his employment agreement, all unvested Options of the CEO shall vest immediately and all Options held by the CEO shall remain exercisable for one (1) year following termination of employment, but in no event later than the expiration date of such Option as specified in the applicable Option Agreement.  If the Option is not exercised during this period it shall be void and deemed to have been forfeited and be of no further force or effect.  In the CEO’s employment terminates on September 30, 2007 upon expiration of the employment term under his employment agreement, any unvested Options shall terminate immediately and any vested Options shall remain exercisable for ninety (90) days following termination of employment.  If the Option is not exercised during this period, it shall be void and deemed to have been forfeited and be of no further force or effect.

(ii)           Unless specifically provided otherwise in the Option Agreement, if the employment of an Executive or Discretionary Participant is Terminated without Cause by the Company or by the Executive or Discretionary Participant for Good Reason, all unvested Options held by the Executive or Discretionary Participant, as the case may be, shall terminate immediately and any vested Options shall remain exercisable for six (6) months following the date of such event, but in no event later than the expiration of such Options as specified in the applicable Option Agreement.  If the Option is not exercised during this period, it shall be void and deemed to have been forfeited and be of no further force or effect.

(e)           TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT.

(i)            In addition to any rights under Section 10, upon the death, Disability or Retirement of the CEO, all unvested Options shall vest immediately and all Options held by the CEO shall remain exercisable for one (1) year in the event of death or Disability and six (6) months in the event of Retirement following the date of any such event, but in no event later than the expiration date of Option as specified in the applicable Option Agreement.  If the Option is not exercised during this period it shall be void and deemed to have been forfeited and be of no further force or effect.

(ii)           In addition to any rights under Section 10, upon the death or Disability of an Executive, a Director or a Discretionary Participant, all unvested Options shall vest immediately and all Options held by such Executive, Director, or Discretionary Participant, as the case may be, shall remain exercisable for six (6) months following the date of such event, but in no event later than the expiration date of such Option as specified in the applicable Option Agreement.  If the Option is not exercised during this period, it shall be void and deemed to have been forfeited and be of no further force or effect.

(iii)          Upon the Retirement of the Executive, a Non-Employee Director, or a Discretionary Participant, all unvested Options shall terminate immediately and all vested Options held by such Executive, Non-Employee Director or Discretionary Participant, as the case may be, shall remain exercisable for six (6) months following the date of such event, but in no event later than the expiration date of such Options as specified in the applicable Option Agreement.  If the Option is not exercised during this period, it shall be void and deemed to have been forfeited and be of no further force or effect.

(f)            FORFEITURE BY REASON OF TERMINATION FOR CAUSE OR WITHOUT GOOD REASON.

(i)            Notwithstanding the exercise period described in Section 6(b), if the employment or service of a Participant or a Director is Terminated for Cause by the Company, all rights or interests in any Option, regardless of the extent to which it might otherwise have been vested and exercisable on the date of such Termination for Cause, shall be void and forfeited effective on the date of such Termination for Cause, and such Option shall no longer be exercisable to any extent whatsoever.

(ii)           Unless specifically provided otherwise in the Option Agreement, if the CEO’s employment is terminated by the CEO without Good Reason, all unvested Options held by the CEO shall terminate immediately and all vested Options held by the CEO shall remain exercisable for thirty (30) days following termination, but in no event later than the expiration dateof such Option as specified in the applicable Option Agreement.  If the Option is not exercised during this period, it shall be void and deemed to have been forfeited and be of no further force or effect.

(iii)          Unless specifically provided otherwise in the Option Agreement, if the employment of any Participant other than the CEO is terminated by the Participant without Good Reason, all vested and unvested Options held by the Participant shall terminate immediately and all rights or interests therein shall be void and forfeited effective on the date of such termination.

(g)           DISPOSITION OF TERMINATED STOCK OPTIONS.  Any Shares subject to Options which have been terminated and forfeited as provided above shall not thereafter be eligible for purchase by the Participant but shall again be available for grant by the Board or the Committee to other Participants.

7.             RESTRICTIONS ON RESALE OR DISPOSITION OF SHARES.

(a)           IN GENERAL.  Except as specifically provided in Sections 6(e) and 10, any Shares purchased under this Plan shall not be assigned, sold, transferred, pledged, hypothecated or otherwise disposed of by a Participant.

(b)           ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES LAWS.  The Shares are being offered in reliance upon an exemption from registration provided by the federal Securities Act of 1933, as amended (the “Securities Act”), and an exemption from registration provided by applicable state securities laws.  Accordingly, a Participant may not sell or transfer the Shares to any person other than the Company without registering the Shares under the Securities Act or until the Participant has obtained an opinion of legal counsel satisfactory to the Company that the sale or disposition is exempt from such registration requirements.  A Participant has no right at any time to require the Company to register the Shares under federal or state securities laws.  Any person purchasing Shares upon exercise of an Option issued pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the existence or nonexistence with respect to such Shares of an effective registration under the Securities Act, or any similar state statute, to issue the Shares in compliance with the provisions of those or any comparable acts.  These restrictions are imposed by federal and state securities laws.

(c)           SECURITIES RESTRICTIONS.  All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  If the Committee determines that the issuance of Shares hereunder is not in compliance with, or subject to an exemption from, any applicable federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

8.             NO CONTRACT OF EMPLOYMENT.  Unless otherwise expressed in a separate writing signed by an authorized officer of the Company, all Employees are employed for an unspecified period of time and are considered to be “at-will employees.” Nothing in this Plan shall confer upon any Participant the right to continue in the employ of the Company or any Subsidiary, nor shall it limit or restrict in any way the right of the Company or any Subsidiary to discharge the Participant at any time for any reason whatsoever, with or without cause.

9.             NO RIGHTS AS A STOCKHOLDER.  A Participant shall have no rights as a stockholder with respect to any Shares subject to an Option unless and until the Participant duly exercises the Option, makes full payment of the Option price and certificates evidencing ownership of Shares are issued to the Participant.  Thereafter, cash dividends, stock dividends, stock splits and other securities and rights to subscribe shall be paid or distributed with respect to Shares acquired pursuant to the Plan in the same manner as such items are paid or distributed to other shareholders of the Company.  Adjustments to the number and kind of Shares in the event of certain transactions shall be made as described in Section 5(b).

10.           NONTRANSFERABILITY OF OPTIONS; DEATH OR DISABILITY OF PARTICIPANT.  No Option acquired by a Participant under the Plan shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution, and such Options are exercisable, during his lifetime, only by the Participant.  In the event of the Participant’s death or Disability, the Option may be exercised by the personal representative of the Participant’s estate or if no personal representative has been appointed, by the successor(s) in interest determined under the Participant’s will or under the applicable laws of descent and distribution during the exercise period set forth in Section 6(e) herein.  During such exercise period and only if price quotations for the Shares are NOT available on any exchange or national market system, in the case of the death or Disability of the CEO, an Executive, or a Discretionary Participant, such individual in the case of Disability, or the beneficial holder of such Option in the case of death, shall have the right during the exercise period provided in Section 6(e)(i) or (ii), as applicable, and in accordance with procedures that the Committee, in its discretion, may establish from time to time, to demand that the Company purchase each vested Option at a value equal to the value of the difference between the Fair Market Value of the Shares of the Company and the exercise price of such Options.

11.           CHANGE IN CONTROL.  In the event of a “Change in Control” (as defined below), all Options shall become exercisable as to all shares covered thereby without regard to the normal vesting schedule of the Options: (i) immediately upon the Change in Control if the Change in Control is of the nature described in Sections 11(a) or (b); or (ii) starting on a date which is at least thirty (30) days prior to such Change in Control if the Change in Control is of the nature described in Sections 11(c) or (d).  If the Options will continue to be outstanding following the Change in Control, such Options will remain fully exercisable following the Change in Control and will not be subject to any other vesting schedule, provided that such Options will expire on the expiration date as specified in the applicable Option Agreement.  “Change in Control” shall mean the occurrence of any one of the following events:

(a)           any “Person” other than an Existing Substantial Shareholder (as defined below) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company’s then outstanding securities (assuming conversion of all outstanding non-voting securities into voting securities and the exercise of all outstanding options or other convertible securities);

(b)           the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the Effective Date, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(c)           the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation (other than with an Existing Substantial Shareholder or any of its affiliates), other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, a majority of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company’s then outstanding securities; or

(d)           the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity controlled by an Existing Substantial Shareholder or any of its affiliates, or to an entity a majority of the combined voting power of the voting securities of which is owned by substantially all of the stockholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company immediately prior to such sale.  As used herein the term “Existing Substantial Shareholder” means any Person that alone or together with its affiliates shall be the Beneficial Owner of or entitled to receive more than 15% of New Common Stock as of the Effective Date.  As used herein the term “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.  As used herein the term “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any subsidiary of the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by substantially all of the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

12.           AMENDMENTS; DISCONTINUANCE OF PLAN.  The Board may from time to time alter, amend, suspend, or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable for any reason, including satisfying the requirements of any law or regulation or any change thereof; provided, however, except as provided in Section 5, that no such action shall adversely affect the rights and obligations with respect to Options at that time outstanding under the Plan; and provided further, that no such action shall, without the approval of the stockholders of the Company, (a) increase the maximum number of Shares of common stock that may be made subject to Options (unless necessary to effect the adjustments required by Section 5(b)).

13.           WITHHOLDING TAXES; TAXES SATISFIED BY WITHHOLDING OPTIONED SHARES.

(a)           GENERALLY.  The Company or any Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or any Subsidiary is required by law or regulation of any governmental authority, whether federal, state, or local, domestic or foreign, to withhold in connection with any Option including, but not limited to, requiring the Participant to pay such tax at the time of exercise or the withholding of issuance of Shares to be issued upon the exercise of any Option until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or, at the Company’s sole discretion, canceling any portion of such issuance of Shares in any amount sufficient to reimburse itself for the amount it is required to so withhold.

(b)           SATISFYING TAXES BY WITHHOLDING OPTIONED SHARES.  Option Agreements under the Plan may, at the discretion of the Board or the Committee, contain a provision to the effect that all federal and state taxes required to be withheld or collected from a Participant upon exercise of an Option may be satisfied by the withholding of a sufficient number of exercised Shares that are subject to the Option which, valued at Fair Market Value on the date of exercise, would be equal to the total withholding obligation of the Participant for the exercise of such Option; provided, however, that if the Company is a public reporting corporation, no person who is an “officer” of the Company, as such term is defined in Rule 3b-2 under the Exchange Act, may elect to satisfy the withholding of federal and state taxes upon the exercise of an Option by the withholding of exercised Shares that are subject to the Option, unless such election is made either (i) at least six (6) months prior to the date that the exercise of the Option becomes a taxable event or (ii) during any of the periods beginning on the third business day following the date on which the Company issues a news release containing the operating results of a fiscal quarter or fiscal year and ending on the twelfth business day following such date.  Such election shall be deemed made upon receipt of notice thereof by an officer of the Company, by mail, personal delivery, or by facsimile message, and shall (unless notice to the contrary is provided to the Company) be operative for all Option exercises which occur during the twelve-month period following the election.

14.           EFFECTIVE DATE AND TERM OF PLAN.  The Plan is effective as of the Effective Date and Options may be granted at any time on or after such date.  No Options shall be granted subsequent to August 30, 2014 (which is ten (10) years after the effective date of the Plan).

SCHEDULE OF EXECUTIVE OFFICERS AND DIRECTORS PARTY TO THE STOCK OPTION AGREEMENT

Bohan, Paul J.
Campion, Donald C.
Cijan, August A.
Corey, John C.
Douglas, Michael
Getz, Robert H.
Laird, James A.
Losch, Marlon
Martin, Marcel
McCarthy, Timothy J.
Neel, Jean C.
Petro, Francis J.
Pinkham, Scott R.
Spalding, Gregory M.
Sponaugle, Charles J.
Wall, William
Young, Jeffery
Zabel, Ronald W.